UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

January 21, 2021
Date of Report (Date of earliest event reported):

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

(a)Intuit’s Annual Meeting of Stockholders was held on January 21, 2021.

(b) At the meeting, stockholders:
1.Elected twelve persons to serve as directors of Intuit;
2.Approved, on an advisory basis, Intuit’s executive compensation; and
3.Ratified the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for the fiscal year ending July 31, 2021.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1.Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Eve Burton	219,717,719	1,278,616	98,864	15,695,512
Scott D. Cook	219,924,657	1,077,637	92,905	15,695,512
Richard L. Dalzell	220,844,452	114,429	136,318	15,695,512
Sasan K. Goodarzi	220,065,576	934,172	95,451	15,695,512
Deborah Liu	219,771,924	1,230,746	92,529	15,695,512
Tekedra Mawakana	220,476,641	495,481	123,077	15,695,512
Suzanne Nora Johnson	211,437,747	9,561,201	96,251	15,695,512
Dennis D. Powell	211,909,856	9,081,192	104,151	15,695,512
Brad D. Smith	212,473,084	8,486,480	135,635	15,695,512
Thomas Szkutak	220,799,313	178,094	117,792	15,695,512
Raul Vazquez	220,811,647	141,742	141,810	15,695,512
Jeff Weiner	219,658,528	1,308,214	128,457	15,695,512

2.Advisory vote to approve executive compensation.

For	Against	Abstain	Broker Non-Votes
201,373,525	19,551,726	169,948	15,695,512

3.Ratification of selection of Ernst & Young LLP to serve as independent registered public accounting firm for the fiscal year ending July 31, 2021.

For	Against	Abstain	Broker Non-Votes
225,629,626	11,069,085	92,000	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2021	INTUIT INC.

	By:	/s/ MICHELLE M. CLATTERBUCK
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer